U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                    ---------
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 4, 2000

                        COMMISSION FILE NUMBER: 000-26029

                          ASIAN STAR DEVELOPMENT, INC.
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   86-0866395
                     ---------------------------------------
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                          Room 930, Block B, East Wing
                            New World Office Building
                         Tsimshatsui, Kowloon, Hong Kong
                              Tel. (852) 2721-0936
                 -----------------------------------------------
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

                                      NONE
         -------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM  5:  OTHER EVENTS.

Acquisition of Equity Interests
-------------------------------

        On September 18, 2000, registrant, by and through its wholly-owned subsidiary, Honking International Limited, entered into an agreement to acquire a 30% equity interest in the total issued and outstanding shares of Jiangmen Gold Crown Hardware and Lock Manufactory Co., Ltd., a Chinese corporation ("Jiangmen"), in consideration of 279,400 shares of the registrant's restricted Common Stock. The registrant has an option to acquire up to an additional 50% of the total equity of Jiangmen.

        Jianmen has been engaged in the manufacture and export of high quality building hardware products and fixtures in China for over 15 years. It presently is one of the largest exporters of such products in China, exporting approximately 80% of its products to world markets. Projected revenues for year 2000 are approximately US$8 million.

        There are no other material relationships between Jiangmen and the registrant or any of its affiliates, any officer or director of the registrant, or any associate of any such officer or director.

        A copy of the agreement, as translated into English, is included as an exhibit to this filing.

Litigation
----------

        On September 26, 2000, registrant filed an action in the High Court of the Hong Kong Special Administrative Region seeking rescission of the agreement, dated March 28, 2000, whereby it acquired controlling interest in Harmonic Hall Investment Holdings Limited. The action seeks return of all monies paid, and all shares issued by registrant in the transaction, together with damages.


Exhibits attached pursuant to Item 601 of Regulation SK:

(1)      Exhibit 10 - Share Ownership Transfer Agreement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


DATED:  October 4, 2000                 ASIAN STAR DEVELOPMENT, INC.

                                        By:/s/STEPHEN CHOW
                                           ---------------
                                           Stephen Chow
                                           President